Reinhart Boerner Van Deuren s.c P.O. Box 2965 Milwaukee, WI 53201-2965 1000 North Water Street Suite 1700 Milwaukee, WI 53202 Telephone: 414-298-1000 Facsimile: 414-298-8097 reinhartlaw.com

June 26, 2020

Exhibit 5.1

Veru Inc.

48 NW 25th Street, Suite 102

Miami, Florida 33127

Ladies and Gentlemen:

We have acted as counsel for Veru Inc., a Wisconsin corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration No. 333-221120) (the “Registration Statement”), including the prospectus constituting a part thereof, dated November 14, 2017, as supplemented by the final prospectus supplement dated June 26, 2020 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of (i) 1,856,867 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) and (ii) up to an additional $18,900,000 of shares of Common Stock (collectively, the “Shares”).

In arriving at the opinion expressed below, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-Laws, (iii) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the Shares; and (iv) such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the genuineness of all signatures on documents reviewed by us.

Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that the Shares, when issued and paid for in the manner contemplated by the Registration Statement and the Prospectus, will be duly and validly issued, fully-paid and nonassessable.

We express no opinion as to the applicability of, compliance with or effect of, the laws of any jurisdiction other than United States federal law and the laws of the State of Wisconsin.

Milwaukee • Madison • Waukesha • Wausau • Chicago, IL

Rockford, IL • Minneapolis, MN • Denver, CO • Phoenix, AZ

Veru Inc.

June 26, 2020

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours very truly,

REINHART BOERNER VAN DEUREN S.C.

BY	/s/ Benjamin G. Lombard

Benjamin G. Lombard